SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 13, 2008

Date of Report
(Date of earliest
event reported)

CONSOLIDATED-TOMOKA LAND CO.
(exact name of registrant as specified in its charter)

                                                                                           FLORIDA                                          0-5556                              59-0483700
                                                                                  (State or other jurisdiction                  (Commission                   (IRS Employer
                                                                                         of incorporation)                            File Number)       Identification of incorporation)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(Address of principal executive offices) (Zip Code)

(386)274-2202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities
Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K, March 13, 2008
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO. 0-5556
EMPLOYER ID NO. 59-0483700

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointmnet of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2008 the Board of Directors (“the Board”) of Consolidated-Tomoka Land Co. (the "Company") was notified in a letter from James E. Jordan dated March 12, of his decision to resign from the Board of Directors of the Company effective immediately.  Mr. Jordan, who was recommended as a director by David Winters of Wintergreen Advisors, the Company’s largest shareholder, was a member of the Corporate Governance Committee and Compensation Committee.  Mr. Jordan has been a director since April 2007.

Mr. Jordan's letter, which is attached hereto as an exhibit and incorporated herein by reference, indicated that he was resigning from the Board due to disagreements with policy decisions recently made by the Board, including:

The Board’s decision to not adopt a policy to separate the positions of Chairman of the Board and Chief Executive Officer;

The Board’s decision to not consider candidates to the Board proposed by the Company’s largest shareholder to fill a Board vacancy;

The Board’s decision to continue to pay dividends;

The Board’s decision to not adopt a stock buyback plan; and

The Board's decision to not develop alternative business strategies.

Several of the foregoing items were addressed in a letter from the Company to David Winters of Wintergreen Advisors that was disclosed in a press release issued by the Company on March 11, 2008 (this press release may be accessed at http://ctlc.com/newsite/news_3_11_08.html).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

17.1  Letter of Resignation to the Board of Directors of Consolidated-Tomoka Land Co. from James E. Jordan, dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED-TOMOKA LAND CO.

Date: March 17, 2008                        By:/S/William H. McMunn
                                    William H. McMunn
                                    President and Chief Executive Officer